                         TERMINATION AND SALE AGREEMENT


                  This Termination and Sale Agreement ("AGREEMENT") is entered into as of August 27, 1999 by and among 312 CERTIFICATE COMPANY, a bankruptcy-remote Delaware corporation (the "ISSUER"), INTEGRITY CAPITAL ADVISORS, INC., a Delaware corporation (the "PORTFOLIO MANAGER"), INTEGRITY LIFE INSURANCE COMPANY, an Ohio stock insurance corporation (the "SWAP PROVIDER"), INTERNATIONAL SECURITIZATION CORPORATION, a bankruptcy-remote Delaware corporation ("ISC") and THE FIRST NATIONAL BANK OF CHICAGO ("FNBC"), as the sole "Letter of Credit Bank" party to the Letter of Credit Agreement and as agent (the "AGENT") for the Certificateholders.

                                   WITNESSETH:

                  WHEREAS, the Issuer, ISC and the Agent are parties to that certain Face Amount Certificate Agreement dated as of April 24, 1998 among the Issuer, ISC and the Agent, as amended by an Amendment No. 1, dated as of April 21, 1999 and by a Forbearance Agreement dated as of August 11, 1999 (the "FORBEARANCE AGREEMENT", and the Face Amount Certificate Agreement, as so amended, the "FACE AMOUNT CERTIFICATE AGREEMENT");

                  WHEREAS, the Swap Provider has advised the Issuer and the Agent that it is in the best interest of the Swap Provider to terminate the Swap Agreement;

                  WHEREAS, the Issuer and the Agent have advised the Swap Provider that ISC will consent to the termination of the Swap Agreement in consideration for a termination payment from the Swap Provider;

                  WHEREAS, the Issuer has advised the Agent that it has received an offer from Banc Once Capital Markets, Inc. (the "Securities Purchaser") for the sale to, and the purchase by the Securities Purchaser (the "Securities Sale") of the Securities described on Exhibit A attached hereto and made a part hereof, and the Issuer has determined that it is in the best interest of the Issuer to accept such offer and to consummate such Securities Sale;

                  WHEREAS, the Agent has advised the Issuer that the Certificateholders have directed the Agent to release the security interest in and lien on the Securities subject to the Securities Sale, which security interest and lien have been granted pursuant to the Pledge Agreement, on condition that such security interest and lien will remain on the cash proceeds of the sale of such Securities, and that such cash proceeds will be applied as described herein;

                  WHEREAS, the Issuer, the Portfolio Manager and the Swap Provider have requested and, each of the other parties hereto, in the their various capacities described above have agreed, subject to the terms hereof, to terminate the Face Amount Certificate Agreement and the other agreements related thereto.

                  NOW, THEREFORE, the Issuer, the Portfolio Manager, the Swap Provider, the Agent and the Certificateholders party hereto hereby agree, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

                  1. In consideration for the agreement of the Issuer and the Agent (on behalf of the Certificateholders) to release the Swap Provider from any further liability under the Swap Agreement, the Swap Provider hereby agrees to pay to the Agent, (i) on the date hereof, in immediately available funds, an amount equal to $6,000,000 and (ii) on the earlier of (x) March 31, 2000 or (y) the "PAYOUT DATE" (as defined below; the earlier of March 31, 2000 and the Payout Date being referred to herein as the "MATURITY DATE"), in immediately available funds, an amount equal to $7,9000,000 plus (a) accrued Certificate Yield and fees through the date of the Agent's receipt of the "SALE PROCEEDS" (as defined below) and (b) all amounts owing pursuant to the fee letter (the "FORBEARANCE FEE LETTER") dated as of August 11, 1999 (the amount described in clause (i) of this sentence shall be referred to as the "CASH AMOUNT" and the amount described in clause (ii) of this sentence shall be referred to as the "DEFERRED AMOUNT", and the Cash Amount and the Deferred Amount, exclusive of the amounts arising pursuant to the Forbearance Fee Letter, shall be referred to in the aggregate as the "SWAP TERMINATION AMOUNT"); provided, however that FNBC hereby agrees to forego the $500,000 set forth in the Forbearance Fee Letter which is due on the date which the Proposed Transaction is consummated (as described in the Forbearance Fee Letter) shall be due on the Payout Date. From the date hereof until the Deferred Amount is paid in full to the Agent, the Swap Provider shall pay interest on the amount of the Deferred Amount at the per annum interest rate equal to the Base Rate plus 2%; provided, however, if the full amount of the Deferred Amount is not paid to the Agent on or before the date due as described above, then interest shall accrue on the Deferred Amount from such due date until paid in full at the per anum interest rate equal to the Base Rate plus 4%. All accrued interest shall be payable monthly on the last business day of each calendar month, with the first such interest payment to commence September 30, 1999. The Swap Provider agrees that its obligation to pay the Deferred Amount and interest thereon pursuant to this Paragraph 1 is unconditional and irrevocable, without any deduction for any set-offs, counterclaims or defenses whatsoever. In consideration for the agreement of the Agent (on behalf of the Certificateholders) to terminate the Face Amount Certificate Agreement and the other Transaction Documents (other than this Agreement), the Issuer hereby agrees that the Swap Termination Amount and the interest thereon shall be paid to the Agent for application by the Agent in such manner as shall be agreed to by the Agent and the Certificateholders. The Issuer further agrees that it shall have no right, title or interest in or to the Swap Termination Amount or interest thereon, and the Agent (on behalf of the Certificateholders) shall own all of the right, title and interest in and to such Swap Termination Amount and interest thereon. Upon the effectiveness of this Agreement, the Swap Agreement shall terminate, and neither the Issuer nor the Swap Provider shall be required to make any additional payments thereunder at any time thereafter, but such termination shall not affect the Swap Provider's obligation to make the payments required pursuant to this Paragraph 1. Subject to the provisions of paragraph 4 and 5 of this Agreement, the remittance by the Swap Provider to the Agent of all the payments required pursuant to this Paragraph 1 shall constitute payment in full of all of the Swap Provider's liability arising from the termination of the Swap Agreement. The "PAYOUT DATE" shall mean the date on which either the capital stock of the Swap Provider or substantially all of the assets of the Swap Provider (excluding those assets that relate to the Swap Provider's business commonly referred to as its "institutional business") are sold to any person or other entity, whether effected through cash purchase or a reinsurance transaction. The Swap Provider further agrees that if, prior to the Maturity Date, any financial institution which has provided financing to the Swap Provider in connection with its "institutional business" prior to the date hereof (including off-balance sheet financing in a form similar to that evidenced by the Face Amount Certificate Agreement), whether directly to the Swap Provider or through a subsidiary or an affiliate of the Swap Provider, is paid an amount on account of any unsecured claim, including, without limitation, any deficiency claim, with legal priority not senior to the Deferred Amount but excluding interest rate swaps, caps, swaptions or options used in a bona fide interest rate hedging transaction in a general or separate account of the Swap Provider (an "Other Claim"), then to the extent that the aggregate percentage recovery on account of such Other Claim from and after August 20, 1999 (the "SUPERVISION DATE") is greater than 43.2% then the Swap Provider shall accelerate payment to the Agent of a portion of the Deferred Amount (and thereby reduce the Deferred Amount by the amount of the True-Up Amount (as defined below)) so that, contemporaneously with the payment on account of such Other Claim, the Agent is paid an amount (the "TRUE-UP AMOUNT") such that the Agent's percentage recovery computed as the sum of the Cash Amount plus all True-Up Amount payments divided by the sum of the Cash Amount plus the Deferred Amount is no less than the aggregate percentage recovery received after the Supervision Date on account of such Other Claim.

                  2. The Agent, on behalf of the Certificateholders, hereby consents to the Securities Sale subject to the satisfaction of each of the following conditions: (i) the cash proceeds from such Securities Sale (collectively, the "Sale Proceeds") shall equal at least $195,304,351_____,
(ii) such Sale Proceeds shall be remitted to the Agent, in immediately available funds, for application in accordance with the terms of Paragraph 3 below and (iii) such Sale Proceeds shall be subject to the lien and security interest of the Agent arising under the Pledge Agreement. Upon the receipt by the Agent of the Sale Proceeds in the amount and manner described in the preceding sentence, the Agent's lien on and security interest in the Securities subject to the Securities Sale (but not including the Sale Proceeds) shall be automatically released. The Agent agrees to apply the Sale Proceeds it so receives pursuant to Paragraph 3 below. The Issuer and the Agent hereby acknowledge and agree, after consultation with, in the case of the Issuer, Blackrock Financial Management, Inc., that the Sale Proceeds reflect the fair market value of the Securities subject to the Securities Sale. The Issuer further represents and warrants to the Securities Purchaser that upon the effectiveness of the release described in the second preceding sentence, the Securities subject to the Securities Sale shall be owned by the Securities Purchaser free and clear of any lien, security interest, option or other charge or encumbrance. Promptly after the Securities Sale and the satisfaction of the conditions described in this Paragraph 2, the Agent will execute and deliver to the Securities Purchaser UCC-3 Termination Statements terminating the Agent's lien on, and security interest in the Securities subject to the Securities Sale and the Sale Proceeds related thereto.

                  3. The Sale Proceeds shall be applied by the Agent in such manner as shall be agreed to by the Agent and the Certificateholders.

                  4. Each of the parties hereto hereby agrees that following
(i) the receipt of the Cash Amount by the Agent, (ii) the receipt by the Agent of the Sale Proceeds in the amount required by Paragraph 2, (iii) the receipt by the Agent from the Custodian of $74,263,099.71, representing the cash proceeds from the sales of or otherwise related to Securities but which cash proceeds have not yet been paid to the Agent as of the execution of this Agreement and (iv) the effectiveness of this Agreement as described in Paragraph 8, each of the Face Amount Certificate Agreement, the Certificate, the Pledge Agreement, the Investment Management Agreement, the Liquidity Agreement, the Swap Agreement, the Letter of Credit Agreement, the Forbearance Agreement, the Forbearance Fee Letter and the Liquidity Fee Letter (each a "TERMINATED AGREEMENT", and collectively, the "TERMINATED AGREEMENTS") shall automatically terminate and none of the parties thereto shall have any further obligations or liabilities thereunder other than any obligations which expressly survive the termination thereof. Notwithstanding the preceding sentence, (i) the Swap Provider on behalf of itself and its successors and assigns, agrees that to the extent any payment previously paid to ISC, FNBC, the Agent or any of the Liquidity Banks is required to be repaid by any such party for any reason, including without limitation, as a preference under any bankruptcy or other insolvency law, then the party making such repayment shall have a claim against the Swap Provider and its successors and assigns for the amount so repaid and (ii) to the extent that the Custodian, the Issuer or the Swap Provider receives, after 10:00 A.M. on August 31, 1999, cash proceeds in excess of the amount described in clause
(iii) of the first sentence of this Paragraph 4, from the sales of Securities that occurred prior to the date hereof, the Issuer and the Swap Provider shall, and shall direct the Custodian to, promptly remit such proceeds to the Agent, and the Agent shall apply any such proceeds against the unpaid principal amount of the Deferred Amount.

                  5. The Swap Provider, on behalf of itself and its successors and assigns, hereby fully and forever releases and discharges ISC, FNBC, the Certificateholders, the Liquidity Banks and the Agent from, and covenants not to sue them with respect to, any and all claims, rights, remedies, obligations or liabilities either of them may have under contract or applicable law, including without limitation, under any voidable preference statute that relate to or arise from the transactions evidenced by the Face Amount Certificate Agreement and the other Transaction Documents.

                  6. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF ILLINOIS, WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES.

          7. ISC, as the sole Certificateholder, hereby directs the Agent to take the action described in this Agreement, and the Liquidity Banks and FNBC hereby consent and agree to the terms and conditions described in this Agreement.

          8. This Agreement shall become effective and be deemed effective as of the date hereof, if and only if the Agent shall have received (i) two (2) copies of this Agreement executed by the Issuer, the Portfolio Manager, the Swap Provider, the Agent, ISC, and the Letter of Credit Bank together with an opinion of counsel for the Swap Provider and a certificate of the Secretary or Assistant Secretary of the Issuer certifying the accuracy of copies of Board of Director resolutions and the Issuer's Articles of Incorporation and By-laws attached thereto, each in form and substance acceptable to the Agent, and (ii) a written consent to this transaction from the State of Ohio Department of Insurance Superintendent which consent is in form and substance acceptable to the Agent,
(iii) the entire cash amount of the Sale Proceeds and the Cash Amount and the cash amount described in clause (iii) of Paragraph 4, and (iv) an amount equal to $40,000 representing the accrued legal fees and expenses of counsel for the Agent; provided, however that if the Agent has not received all of the foregoing by 10:00 A.M. on Tuesday, August 31, 1999, then the Agent may, in its sole discretion, declare this Agreement null and void and without effect.

          9. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when the Issuer, the Portfolio Manager, the Swap Provider, the Agent, ISC, and the sole Letter of Credit Bank have each executed one counterpart. Each of the parties hereto agrees that a signature transmitted to the Agent or its counsel by facsimile transmission shall be effective to bind the party so transmitting its signature. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Face Amount Certificate Agreement.

          10. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein. Any single or partial exercise of any right under this Agreement shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Agent, FNBC and the Cerificateholders party hereto, and then only to the extent in such writing specifically set forth.

          11. In addition to the legal fees and expenses to be paid pursuant to Paragraph 8, the Swap Provider agrees to pay on demand all reasonable costs and out-of-pocket legal fees and expenses of FNBC, individually and as Agent (including without limitation such fees and expenses of Sidley & Austin and internal lawyers for FNBC), in connection with (i) the enforcement of this Agreement, (ii) any bankruptcy, insolvency or receivership proceeding involving the Swap Provider or any of its affiliates, (iii) any regulatory proceeding involving the Swap Provider, (iv) or any other proceeding or controversy in which the enforceability of this Agreement is challenged; provided that the Swap Provider will not be obligated to pay any legal fees under this Paragraph 11 that arise from income tax proceedings or disputes.

          12. This Agreement is solely for the benefit of the parties hereto and is not intended to confer upon any other third party any rights or benefits. Each of the parties hereto agrees that ISC may assign all or any portion of its rights hereunder, including without limitation the rights with respect to the Swap Termination Amount, to any other person or entity, and upon any such assignment in full of all of ISC's rights hereunder, ISC shall have no further rights or obligations under this Agreement. None of the other parties hereto may assign their rights or obligations under this Agreement.

          IN WITNESS WHEREOF, this Termination and Sale Agreement has been duly executed as of the date first above-written.

                             312 CERTIFICATE COMPANY



                             By: /s/ Craig A. Hawley
                                 --------------------------------------
                             Name: Craig A. Hawley
                             Title: General Counsel          CFO


                             INTEGRITY CAPITAL ADVISORS, INC.



                             By: /s/ John R. McGeeney
                                 --------------------------------------
                             Name:  John R. McGeeney
                             Title: General Counsel and Chief Compliance Officer


                             INTEGRITY LIFE INSURANCE COMPANY



                             By: /s/ John R. McGeeney
                                 --------------------------------------
                             Name: John R. McGeeney
                             Title: Exec. V.P. and General Counsel


                             INTERNATIONAL SECURITIZATION
                          CORPORATION



                             By: /s/ Kirk D. Farney
                                 --------------------------------------
                             Name:  Kirk D. Farney
                             Title: Authorized Signatory





SIGNATURE PAGE TO TERMINATION AND SALE AGREEMENT

                             THE FIRST NATIONAL BANK OF
                             CHICAGO, as Agent, Liquidity Provider and
                             Letter of Credit Bank



                             By: /s/ Kirk D. Farney
                                 --------------------------------------
                             Name:   Kirk D. Farney
                             Title: SVP









SIGNATURE PAGE TO TERMINATION AND SALE AGREEMENT